Exhibit 10.1

THIS CONVERTIBLE LOAN AGREEMENT is made the 16th day of January 2024.

Between:-

(1)	Gilandi Limited, a company incorporated in the British Virgin Islands and having its registered office at Suite 30C, 30/F Morrision Plaza, 5-9 Morrison hill road, Wan Chai Hong Kong island, Hong kong (“the Lender”); and

(2)	Euda Health Holdings Limited, a company incorporated in the British Virgin Islands and having its office at 1 Pemimpin Drive #12-07 One Pemimpin Singapore 576151 (“the Borrower”).

WHEREAS:-

(A)	The Borrower has requested the Lender to invest in the Borrower by subscribing for shares in the Borrower.

(B)	The Lender is contemplating the Borrower’s request to invest in the Borrower.

(C)	At the request of the Borrower, the Lender has agreed in the interim to make available to the Borrower a convertible loan of United States Dollars Five Hundred Thousand Dollars (US$500,000.00) on the terms and conditions hereinafter provided.

NOW IT IS HEREBY AGREED as follows:-

1.	DEFINITIONS

1.1	In this Agreement, unless the context otherwise requires, the following words or expressions shall have the following meanings:-

“this Agreement” means this agreement as the same may be amended, supplemented or otherwise modified from time to time.

“Business Day” means a day on which commercial banks in Singapore are open for the transaction of the business required to be transacted in Singapore on that day for the purpose of this Agreement.

“Conversion Price” means US$1.00 for each Share.

“Convertible Loan” means the loan to be made by the Lender to the Borrower pursuant to Clause 2 of this Agreement.

“Dollar” and the sign “US$” respectively mean the lawful currency of the United States of America.

“Event of Default” and “Events of Default” mean any, each or all (as the context may require) of the Events of Default mentioned in Clause 7 thereof.

“Maturity Date” means the 31st day of March 2024. “Month” means a calendar month.

“Outstanding Sum” means the amount of the Convertible Loan which the Borrower has not paid and accrued interest.

“Shares” means the ordinary shares of no par value each in the share capital of the Borrower and ranking pari passu with all the issued shares of the Borrower.

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1.2	Except to the extent that the context otherwise requires, any reference in this Agreement to:-

(a)	“borrowed money” includes any indebtedness for or in respect of money borrowed or raised (whether or not for a cash consideration), by whatever means (including acceptances, deposits and leasing), or for the deferred purchase price of assets or services;

(b)	“indebtedness” includes any obligation (whether present or future, actual or contingent, secured or unsecured, as principal or surety or otherwise) for the payment or repayment of money; and

(c)	a “person” includes any individual, company, corporation, firm, partnership, joint venture, association, organization, trust, state or agency of a state (in each case, whether or not having separate legal personality).

1.3	The words “hereof’, “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement.

1.4	Unless the context otherwise requires, words importing the singular number include the plural number and vice versa.

1.5	References herein to clauses are references to clauses of this Agreement.

1.6	Reference to any statute shall be deemed to be references to that statute as from time to time amended or re-enacted with or without modification.

1.7	The headings to the clauses hereof shall not be deemed to be part thereof or be taken in consideration in the interpretation or construction thereof or of this Agreement.

2.	CONVERTIBLE LOAN

2.1	Subject to the provisions of this Agreement, the Lender agrees to lend to the Borrower a loan in the principal sum of Five Hundred Thousand Dollars (US$500,000.00) to be paid in two (2) tranches of US$250,000 each by 31st January 2024 and 31st March 2024.

2.2	The Convertible Loan shall bear interest of 8% per annum from the date it is remitted to the Borrower until the Maturity Date.

3.	PURPOSE OF LOAN

3.1	The Convertible Loan shall be utilized by the Borrower for its working capital.

4.	EARLY PAYMENT OF CONVERTIBLE LOAN FACILITY

4.1	Subject to the terms and conditions of this Agreement, the Borrower shall not be entitled to repay to the Lender any part of the Loan unless the Lender consents in writing.

5.	MANDATORY CONVERSION

5.1	The Outstanding Sum shall automatically convert to Shares at the Conversion Price on the Maturity Date.

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5.2	As soon as is practicable after the Maturity Date, the Borrower shall in accordance with Clause 5.3 below, issue to the Lender the number of Shares as the Lender shall be entitled thereto.

5.3	Completion of the conversion of the Outstanding Sum shall take place as soon as is practicable after the Maturity Date at the registered address of the Borrower (or such other place as the parties may agree in writing) when the Borrower shall issue or cause to be issued to the Lender such number of Shares as the Lender shall be entitled thereto.

5.4	The Borrower undertakes with the Lender that the Shares shall rank pari passu in all respects with the existing issued share capital of the Borrower.

5.5	On conversion, the Outstanding Sum shall cease to be payable by the Borrower.

6	SET-OFF AND WITHHOLDINGS

All payments {whether of principal fees or otherwise) to be made by the Borrower under this Agreement shall be made without set-off or counter-claim of any kind whatsoever.

7.	EVENTS OF DEFAULT

7.1	If any one or more of the following Events of Default shall occur prior to the Maturity Date, that is to say;-

(a)	if the Borrower defaults in the due performance of any undertaking, condition or obligation on its or his part to be performed and observed hereunder (other than the payment of any sum due as aforesaid) and such default (if capable of being rectified (shall not be rectified for a period of fourteen (14) days after the Lender shall have given to it or him written notice of such default;

(b)	if a petition is presented in any court of competent jurisdiction or any resolution is passed for the winding-up of, or for the appointment of a judicial manager in relation to the Borrower or any similar or analogous proceedings are taken anywhere;

(c)	if any encumbrancer shall take possession or a receiver and/or manager or other similar officer is appointed of the whole of the undertaking, property or assets or any part thereof of the Borrower;

(d)	if the Borrower becomes insolvent or is unable or deemed unable to pay its or his or admit in writing its or his inability to pay its/his debts, as they mature, or enters into composition or arrangement with its/his creditors or makes a general assignment for the benefit of its/his creditors;

(e)	if, without the prior written consent of the Lender, the Borrower ceases or threatens to cease to carry on its business;

then the Lender may by notice in writing to the Borrower declare that an Event of Default has occurred and such declaration shall be deemed to take effect from the date of such an Event of Default, or, if more than one Event of Default shall have occurred, the date of occurrence of the first Event of Default.

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7.2	Upon the declaration by the Lender that an Event of Default has occurred:-

(a)	the Outstanding Sum shall immediately become due and payable without any demand or notice of any kind to the Borrower; and

(b)	it shall be lawful for the Lender to exercise all or any rights, powers or remedies under this Agreement.

8.	NOTICES

8.1	Except as otherwise expressly provided herein, any notice, request, demand or other communication to be given or served hereunder by one of the parties hereto to or on the other may be delivered at or sent by prepaid registered post or by telex, facsimile transmission, telegram or cable to the address or addresses herein specified of the other party and shall be deemed to be duly served;

(a)	if it is delivered, at the time of delivery;

(b)	if it is sent by prepaid registered post, two (2) days after posting thereof notwithstanding it is returned through the post undelivered;

(c)	if it is sent by telegram or cable, twenty-four (24) hours immediately after the same shall have been dispatched; or

(d)	if it is sent by telex or facsimile transmission, immediately after transmission thereof, if the date of transmission is a Business Day, and if such a date is not a Business Day, then the notice by telex or facsimile shall be deemed to be served on the immediately next Business Day.

Except as otherwise expressly provided herein, all notices, requests, demands or other communications which are required by this Agreement to be in writing may be made by telex, facsimile, telegram or cable.

8.2	For the purpose of this Clause 8 each of the parties hereto shall from time to time notify the other party in writing of an address in Singapore where such notice, request, demand or other communication as aforesaid can be given or served and such notification shall be effective only when it is actually received. In the absence of such notification, the notice, request, demand or other communication aforesaid may be given or served at the addresses of the respective parties as set out herein.

9.	WAIVER NOT TO PREJUDICE RIGHT OF LENDER

The Lender may from time to time and at any time waive either unconditionally or on such terms and conditions as it may deem fit any breach by the Borrower of any of the undertakings stipulations terms and conditions herein contained and any modification thereof but without prejudice to its powers rights and remedies for enforcement thereof, provided always that:-

(a)	no neglect or forbearance of the Lender to require and enforce payment of any moneys hereunder or the performance and observance of any undertaking stipulation term and condition herein contained or therein contained, nor any time which may be given to the Borrower or any other party shall in any way prejudice or affect any of the rights powers or remedies of the Lender at any time afterwards to act strictly in accordance with the provisions hereof or thereof; and

(b)	no such waiver of any such breach as aforesaid shall prejudice the rights of the Lender in respect of any other or subsequent breach of any of the undertakings stipulations terms or conditions aforesaid.

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10.	SEVERABILITY

In case any provision in this Agreement shall be, or at any time shall become invalid, illegal and unenforceable in any respect under any law, such invalidity, illegality or unenforceability shall not in any way affect or impair any other provisions of this Agreement but this Agreement shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

11.	GOVERNING LAW

This Agreement shall be governed by and construed in all respects in accordance with the laws of Singapore.

12.	SUCCESSORS AND ASSIGNS

The Lender shall not assign or enter into any agreement with any person in connection with all or any part of its rights under this Agreement and/or transfer all or any part of its obligations hereunder or thereunder.

IN WITNESS WHEREOF the parties hereto have hereunto set their hands.

Signed by Ng Chee Beng	/s/ Ng Chee Beng
for and on behalf of
Gilandi Limited
in the presence of:

Signed by Kelvin Chen Wei Wen	/s/ Kelvin Chen Wei Wen
for and on behalf of
Euda Health Holdings Limited
in the presence of:

/s/ Tay Whye Shin

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